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                                 Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 12, 1997 relating to the financial statements and financial statements schedules of Weitzer Homebuilders Incorporated, which appears in Weitzer Homebuilders Incorporated's Annual Report on Form 10-K for the year ended September 30, 1999.



/S/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Miami, Florida
January 28, 2000